Schedule A

Trusts and Portfolios Covered by the Sub-Advisory Agreement, dated as of June 1, 2017,

between

Fidelity Management & Research Company

and

Fidelity Management & Research (Japan) Limited

Name of Trust	Name of Portfolio	Effective Date
Fidelity Advisor Series II	Fidelity Series Investment Grade Securitized Fund	07/19/2018
Fidelity Hereford Street Trust	Fidelity Series Treasury Bill Index Fund	07/19/2018
Fidelity Income Fund	Fidelity Series Government Bond Index Fund	07/19/2018
Fidelity Salem Street Trust	Fidelity Series Corporate Bond Fund	07/19/2018
Fidelity Salem Street Trust	Fidelity Series Government Money Market Fund	01/14/2016
Fidelity Salem Street Trust	Fidelity Series Inflation-Protected Bond Index Fund	07/16/2009
Fidelity Salem Street Trust	Fidelity Series Investment Grade Bond Fund	09/18/2008
Fidelity Salem Street Trust	Fidelity Series Long-Term Treasury Bond Index Fund	04/14/2016
Fidelity Salem Street Trust	Fidelity Series Short-Term Credit Fund	11/20/2014
Fidelity School Street Trust	Fidelity Series International Credit Fund	07/25/2017

Agreed and Accepted

as of October 5, 2018

Fidelity Management & Research Company	Fidelity Management & Research (Japan) Limited

By:

/s/Christopher Rimmer

By:

/s/Christopher Rimmer

Name:

Christopher Rimmer

Name:

Christopher Rimmer

Title:

Treasurer

Title:

Treasurer